As filed with the Securities and Exchange Commission on April 6, 2000

                                                      Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      EDUCATIONAL VIDEO CONFERENCING, INC.
             (Exact name of Registrant as specified in its charter)

                Delaware                                06-1488212
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

                      35 East Grassy Sprain Road, Suite 200
                             Yonkers, New York 10710
                                 (914) 787-3500
      (Address and telephone number of registrant's principal executive offices)

           Dr. Arol I. Buntzman                         Copies to:
    35 East Grassy Sprain Road, Suite 200         Joseph D. Alperin, Esq.
         Yonkers, New York 10710                Fischbein Badillo Wagner Harding
 (Name and address and telephone number              909 Third Avenue
  of agent for service)                          New York, New York 10022
                                                      (212) 826-2000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                         CALCULATION OF REGISTRATION FEE
---------------------- ------------------ ------------------------- --------------------------- ------------------------
Title Of Securities       Amount To Be         Proposed Maximum            Proposed Maximum              Amount Of
 To Be Registered          Registered      Offering Price Per Share    Aggregate Offering Price      Registration Fee
---------------------- ------------------ ------------------------- --------------------------- ------------------------
Common Stock, $.0001      2,640,353 (1)            $28.60(2)                 $75,514,095(2)            $19,935.72(2)
Par Value............
---------------------- ------------------ ------------------------- --------------------------- ------------------------

     (1) This Registration Statement also includes an indeterminable number of shares of common stock which may be issued under the antidilution provisions of warrants and options held by certain selling stockholders.

     (2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the bid and asked price on April 5, 2000 as reported by Nasdaq.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED APRIL 6, 2000

PROSPECTUS

     The  information  in this  prospectus  is not  complete and may be changed.
Selling stockholders may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      EDUCATIONAL VIDEO CONFERENCING, INC.

                        2,640,353 SHARES OF COMMON STOCK

         The shares are being offered by certain stockholders named in the prospectus. They have the right to determine both the number of shares they will offer and the time or times when they will offer shares. They may sell the shares at the market price at the time of sale or at such other prices as they may negotiate. We will not receive any proceeds from the sale of the shares of this offering.

         Our common stock is quoted on the Pacific Exchange and the Boston Stock Exchange under the symbol "EVI" and the Nasdaq SmallCap Market under the symbol "EVCI." On April 5, 2000, the closing sale price of our common stock, as reported by Nasdaq, was $29.75 per share.

                ----------------------------------------------

                   These are speculative securities and this investment involves a high degree of risk.
                   See "Rick Factors" beginning on page 4.

                ----------------------------------------------


         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  _____, 2000

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. Offers of these securities are not being made in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                TABLE OF CONTENTS

                                                                            PAGE

WHERE YOU CAN FIND MORE INFORMATION...........................................1

PROSPECTUS SUMMARY............................................................2

RISK FACTORS..................................................................4

USE OF PROCEEDS FROM EXERCISE OF WARRANTS AND OPTIONS........................12

SELLING STOCKHOLDERS.........................................................13

PLAN OF DISTRIBUTION.........................................................14

INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................15

LEGAL MATTERS................................................................16

EXPERTS......................................................................16

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Our reports, proxy statements and other information are also available to the public at the Nasdaq's web site at http://www.nasdaq.com.


         This prospectus is part of a Registration Statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus omits some of the information contained in the Registration Statement. You should refer to the Registration Statement for further information with respect to the securities offered by this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each case you should refer to the copy of the document filed for complete information.

         The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this prospectus are sold by the selling stockholders.

      1. Our annual report on Form 10-KSB for our fiscal year ended December 31, 1999, filed March 30, 2000.

      2. Our current report on Form 8-K filed January 31, 2000, as amended by Form 8-K/A filed March 28, 2000.

      3. Our current report on Form 8-K filed February 18, 2000, as amended by Form 8-K/A filed March 7, 2000.

      4. The description of our Common Stock contained under the caption "Description of Capital Stock" in our Prospectus filed February 24, 1999 pursuant to Rule 424(b) under the Securities Act.

          You may request a copy of these filings, at no cost, by writing or telephoning us:

                  35 East Grassy Sprain Road, Suite 200
                  Yonkers, New York 10710
                  Attention:  Richard Goldenberg, Chief Financial Officer
                  (914) 787-3500

                               PROSPECTUS SUMMARY

About our company

          We are a leading aggregator and distributor, via live interactive video conferencing systems, of accredited college courses and degree programs, as well as corporate training, professional development and continuing education programs. The instructor can see and hear the students as the students see and hear the instructor and communicate with the instructor and other students at multiple locations. Educational content is currently being delivered by us over high speed point-to-point or multi-point digital data lines (T-1 or ISDN). We are deploying our proprietary broadband network design which, using Internet Protocol infrastructure technology, permits us to continue to provide two-way multi-point, multi-media voice, video and data transmissions, including over the Internet, but with controlled bandwidth and throughput. Using our broadband network design, we can deliver educational content at 30 frames per second (broadcast quality) through DSL, ATM, T-1 lines, cable modems or satellite.

          We can deliver content to conference and training rooms and desktop computers equipped with video conferencing capability. We believe that our distance learning technology and content delivery services come closest to replicating the classroom experience. We also provide the consultative, marketing and administrative services necessary to recruit and enroll students and deliver courses and programs to them.

          We presently can offer more than 2,100 courses and 200 degree programs from education providers that include St. John's University, Adelphi University, Clemson University, Manhattan College, The College of Insurance, Mercy College, Concordia College, Touro University International, and Kaplan Educational Centers. Commencing in the Fall 2000, we expect to begin offering courses and programs provided by San Francisco-based Golden Gate University and by Interboro Institute, a two year college in New York City that we have owned and operated since January 2000. We can also offer over 1,000 training, professional development, and continuing education courses from several providers. Since beginning to offer courses in February 1998, we have delivered 237 classes that have resulted in 3,246 completed courses. We are currently delivering 1,176 courses to 91 sites located in more than 15 cities. This includes 51 asynchronous courses being delivered via the Internet.

         Our customers include:

         o     Major   corporations,    including   Citibank,   N.A.,   American
               International Group, Inc., Merrill Lynch & Co., Inc., Reliance National, Travelers Indemnity Company, and Lockheed Martin Corp.

         o Community outreach programs in New York City and Rochester with economically disadvantaged constituents who can qualify for substantial tuition grants.

         o The City of Rochester School District and the Board of Education of the City of New York School (school district 10).

          We have co-marketing agreements with Bell Atlantic and @Home Network that will give us marketing access to more major corporations and more than 75 million U.S. households. We also have a co-marketing agreement with We Media, Inc. that gives us marketing access to 54 million disabled Americans.

          We were organized in March 1997. We completed an underwritten initial public offering of our common stock in the first quarter of 1999. Our principal executive offices are located at 35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710 and our telephone number is (914) 787-3500 . We maintain a world wide web site at www.evcinc.com. This reference to our world wide web site address does not constitute incorporation by reference of the information contained therein.

THE OFFERING

          The purpose of this offering is to register the resale of the shares of common stock owned by the selling stockholders. The selling stockholders are required to deliver a copy of this prospectus in connection with any sale of these shares.


           Common stock offered:........................................  2,640,353 shares
           Common stock outstanding ....................................  4,347,243 shares
           Common stock outstanding if all shares offered are sold......  5,936,466 shares
           Net offering proceeds to us:.................................  None

         Please note the following:

          o The 2,640,353 shares offered include 1,051,130 shares that are outstanding. The remaining shares are purchaseable from us upon conversion of our Series A 7.5% Convertible Preferred stock and upon exercise of warrants and options.

         o We will receive proceeds of up to $7,973,075 from the exercise of options and warrants prior to the sale of the underlying shares by selling stockholders.

                                  RISK FACTORS

          You should carefully consider the risks described below before making an investment decision. If any of the following or other risks actually occur, our business, financial condition or results of operations could be materially and adversely affected.

Because we have had limited revenues and anticipate continuing significant losses we may not be able to achieve profitability.

          Our net revenue for the year ended December 31, 1999 was $752,777 and our accumulated losses at December 31, 1999 were $9,578,439. We believe we may be unable to generate enough revenue to offset our operating costs until at least the fourth quarter of 2000. However, we cannot assure you that we will ever generate sufficient revenue to achieve or sustain profitability.

Our continued negative cash flow could materially impede our ability to operate.

          Because our expenses have been growing at a much faster rate than our revenues, we have experienced, and expect to continue to experience, negative cash flow from operations at least until the fourth quarter of 2000. Our negative cash flow from operations was $2,304,980 in 1998 and $6,084,932 in 1999. At December 31, 1999 we had $6,925,823 in cash and cash equivalents. In February 2000, we received net proceeds of $3,740,000 from the sale of our Series A preferred stock to The Shaar Fund Ltd. The rate at which we are using cash to operate and grow our business may limit our ability to continue to implement our business strategy.

Our cash flow is unpredictable because we do not control tuition billing by our higher education providers and collection from our corporate customers.

          Our higher education providers control the entire billing and collection process and we do not receive our share of tuition until they receive payment. In most cases, we have been receiving our share more than 90 days after completion of courses and, in some cases, more than nine months after completion of courses. We believe this is caused mostly by the inability of our education providers to expedite billing procedures and of our corporate customers to expedite processing requests for payment from their employees. The requirement by most of our corporate customers that they receive evidence of satisfactory completion of higher education courses by their employees, before requests for payment can be processed, also contributes significantly to these delays.

Our plan to require advance tuition payments and corporate guarantees of deferred tuition may adversely affect enrollment.

          We plan to require advance payment of at least 50% of tuition for higher education courses or, alternatively, that deferred payments be guaranteed by the corporate employer. This new policy will be implemented following the current semester and it could be several months before we know its impact. We currently have no other plan to improve tuition collection for our higher education courses.

Our success may depend on our ability to obtain substantial additional financing.

          From our inception in March 1997 through March 31, 2000, we have received net proceeds from offerings of our debt and equity securities of $22,858,266. At December 31, 2000, we had working capital of $6,985,384. Based on current plans and assumptions relating to our operations, we believe that cash flow from our operations and the cash remaining from our financings will be sufficient to satisfy our cash requirements until at least December 31, 2000. After that, we expect to require additional funding in order to grow. If, however, we are underestimating our cash needs, we will require additional debt or equity financing sooner. Our ability to obtain the necessary financing, and its cost to us, are uncertain. Accordingly, we may be forced to curtail our planned business expansion and may also be unable to fund our ongoing operations.

Our greater emphasis on providing training and development content may not increase our revenues substantially.

          We recently decided to place greater emphasis on offering training and professional development content to existing and potential corporate customers because we believe this new strategy can accelerate our revenue growth. Our change in strategy has required us to expend substantial time and effort to obtain contracts with training and development content providers. We are in the initial stages of marketing the content we have aggregated and continue to aggregate. It is, therefore, too early to determine if our new strategy will accelerate our revenue growth. Furthermore, the success of our marketing efforts could be hindered by guarantees we are requiring of minimum student enrollment.

Our dependence on a limited number of education providers for courses and programs could limit our ability to increase student enrollment to profitable levels.

          Our success depends upon our ability to establish and maintain relationships with colleges, universities and training and professional development organizations that can provide the courses and degree and other programs desired by our customers and their employees. We have entered into multi-year agreements with most of our approximately 15 education providers. However, we cannot be certain that our education providers will offer either the courses or programs desired by our corporate customers and their employees. This uncertainty stems from factors that include academic standing, scheduling of class times and creating sufficient demand for particular courses so that classes have minimum numbers of students. We, therefore, are seeking to diversify our available content by obtaining agreements with other education providers.

The substantial time, financial resources and effort required to obtain contracts is impeding our growth and ability to become profitable.

          Our  focus  on   obtaining   contracts   with   education   providers,
corporations, co-marketing partners and community based organizations has limited our ability to implement existing contracts. Once contact with a potential customer is initiated, it generally takes between four and six months to conclude a contract. We have been in discussions with several potential corporate customers for more than 12 months. Our ability to conclude contracts with large corporate customers and co-marketing partners is also affected by the reputation and standing of our education providers and their ability to offer the training and professional development courses and programs needed by corporate customers and the higher education programs approved by them.

We believe we need to substantially increase enrollment by employees of large corporate customers in order for our distance learning services to become profitable.

          Approximately 40% of our net revenue for 1999 resulted from courses completed by our corporate customers. The remaining portion of 1999 net revenue resulted primarily from courses completed by participants in community outreach programs. While we believe enrollment from community outreach programs will continue to grow, we cannot become profitable without even greater increases in corporate employee enrollment in training, corporate development and higher education courses offered by us.


We are depending on others to materially increase our student enrollment.

          We need to market our services to large numbers of potential students in order to materially increase our enrollment. We believe this requires us to have access to the employees of large corporations and that this access can best be obtained by having co-marketing alliances with entities that have large customer bases and experienced sales personnel. We have, accordingly, been focusing less on obtaining new corporate customers on our own in favor of obtaining co-marketing partners such as Bell Atlantic and @ Home Network. In the process, we are becoming dependent upon them to increase our marketing reach and effectiveness. We do not have control over either the marketing priorities of our co-marketing partners or the effort and resources they devote to marketing our content and delivery services. Our co-marketing strategy may not substantially improve our student enrollment.

Demand for our broadband network design may not be enough to generate any significant revenues or profits for us.

          Technical problems or delays in installing our broadband network design, as well as unanticipated operational problems, could occur. We have no experience in installing or operating broadband networks except for our own installation that has been used to test its effectiveness. We also have no experience in pricing network installations or their operation for others. These factors and the substantial costs of installation that we would require our customers to pay could prevent the successful launch of our new broadband network services.

Our broadband network design may not provide a short or long-term competitive advantage.

          We have no patent protection for our broadband network design and currently intend to protect it as a trade secret. This may be inadequate to protect our design. Our competition may, at any time, develop similar or superior technology that diminishes any advantage which our technology may now have in the marketplace.

Changes in training and education policies of our corporate customers could quickly and materially decrease our existing and potential student enrollment and, therefore, our revenue.

          Our contracts with our corporate customers do not give us protection against subsequent changes in their corporate tuition reimbursement policies or shifts in their attitudes toward higher education opportunities for employees. Contracts we may obtain to deliver training or professional development content may not protect us against changes in corporate training budgets or policies. If training budgets or tuition reimbursement are materially curtailed by our customers, student enrollment would materially and precipitously decline. The likelihood of this happening is much greater during an economic downturn in a particular industry sector or the economy in general.

The lack of exclusivity and non-compete provisions could materially impair the value of our corporate customer agreements.

          None of our agreements with customers gives us an exclusive right to deliver courses to their employees or constituents and we do not foresee being able to obtain exclusivity. There are no restrictions in our agreements with customers, and none are contemplated, to prohibit them from competing with us or from using products or services that compete with us. Accordingly, our customers could materially impair our ability to enroll their employees or constituents in our courses and programs by actively encouraging them to enroll in competing courses and programs.

Demand for our services may not increase rapidly because education via video conferencing is not yet widely accepted.

          Education via video conferencing is a relatively new alternative to traditional classroom instruction. Video conferencing is relatively expensive compared to asynchronous and other distance learning delivery systems because it requires special equipment and is most effectively delivered over broadband high speed transmission lines. Our experience has been that some instructors are unwilling to teach by means of interactive video conferencing systems or to adopt our method of teaching. We have also encountered some reluctance from some students to use our education delivery method. For these and other reasons, many colleges, universities and students may be unwilling to accept our delivery concept as an appropriate way to provide quality education. The extent to which education using video conferencing is accepted, and the rate of acceptance, will materially affect our ability to achieve our objectives.

We depend on our chairman, president and other key management personnel to operate and grow.

          We believe the efforts of our executive officers and other management personnel, including Dr. Arol I. Buntzman, our chairman and chief executive officer, and Dr. John J. McGrath, our president, are essential to our operations and growth. The loss of the services of Drs. Buntzman or McGrath would materially adversely affect us. We maintain insurance on the life of Dr. Buntzman in the amount of $2 million and have employment agreements, expiring December 31, 2001, with each of Dr. Buntzman, Dr. McGrath and several other key employees.

To succeed, we need to attract and retain more senior management and, skilled administrators and technicians in a highly competitive labor market.

          We need to hire more senior management in order to operate and grow. Our business also requires the services of more skilled administrators to manage student recruitment and enrollment, develop strategies to increase student retention, train instructors and deal generally with college and corporate administrators. It is too early to determine whether our recent outsourcing of student recruitment and enrollment services will be better for us than using our own staff. We also require technicians to effectively operate our interactive video conferencing systems and deploy and operate our broadband network. The competition for qualified management, skilled administrators and technicians is intense. If we cannot attract new employees or retain and motivate our existing employees, our business would be adversely affected.

Education providers and others with greater resources and name recognition could make it very difficult for us to compete.

          Two and four year colleges offering traditional classroom instruction are our most significant competition in our distance learning business and with respect to the on-campus courses and programs given by Interboro Institute. In addition, alternative methods of delivering courses are proliferating rapidly. These alternatives are usually less expensive and more readily available than video conferencing. Interactive video conferencing equipment has been used throughout the world for more than five years, the technology upon which it is based is established and its cost has been declining. We expect a significant increase in direct competition from numerous colleges and universities and from large corporations. In addition, recent amendments to the Higher Education Act encourage more competition by providing government incentives for distance learning companies.

Since there are no significant barriers to entry into our market, we face increasing competition from other distance learning companies that offer a variety of other products and delivery services.

          Our current distance learning competition includes numerous companies that offer a variety of asynchronous and synchronous delivery methods. These include Internet-based instruction, one-way and limited two-way satellite video conferencing, video and audio cassettes and CD-roms. New products and services will probably be developed, including by competitors and potential competitors that are much larger and have greater development, marketing and financial resources than we do.

Our agreements and relationships with our education providers may help them to compete with us.

          Our agreements with our education providers do not restrict the education provider from competing with us except, in most cases, as long as it does not offer courses via competing interactive video conferencing systems to our corporate customers and their employees during the term of the agreement and for one year after its termination. By teaching our education providers how to deliver courses and programs via interactive video conferencing, we may be helping them to compete with us, even during the terms of their agreements with us.

We may need to replace obsolete equipment at substantial unanticipated costs.

          Our success will depend on our ability to adapt timely and effectively to rapidly occurring technological advances in telecommunications and video conferencing equipment. To remain competitive, we may need to make substantial capital investments in new equipment that has made our existing equipment obsolete. Other technologies developed by competitors may significantly reduce demand for our services or render our services obsolete.

Regulatory changes may impose constraints, additional costs or other burdens on us and education providers.

          State and local agencies, as well as federal lawmakers, are currently evaluating laws and regulations that could have a significant impact on our business. It is uncertain to what extent this impact will be favorable or adverse, or when regulatory authorities will take action.

          Many states are re-evaluating their educational licensing requirements to reflect new developments in distance learning. Our agreements with our education providers require them to obtain the accreditation and licenses necessary to offer their courses, certificates and degrees in our programs. If state or local authorities impose new or more burdensome licensing requirements on our education providers, we may be unable to attract or retain the education providers on which our business depends.

          Federal agencies and independent accreditation organizations are also conducting reviews of new and existing laws and policies. We cannot predict the scope or outcome of these reviews. Additional regulation resulting from these reviews, if any, may materially adversely affect us by increasing the costs or administrative burdens of providing education programs, or by discouraging education providers from participating in our distance learning business.

Interboro Institute is subject to extensive federal and New York State regulation because it depends on substantial federal and state funds in order to operate.

          Interboro's participation in the Pell Grant program under Title IV of the Higher Education Act subject it to frequent reviews and detailed oversight and require it to comply with complex laws and regulations. Similarly, Interboro is subject to extensive regulation and oversight by New York State administrators of the TAP program. Approximately $6.1 million in Pell and TAP financial aid was provided to Interboro students during Interboro's fiscal year ended June 30, 1999. Most of Interboro's students rely on this aid to pay all of their tuition. Any significant curtailment or delays in disbursement of Pell or TAP funds would have a material adverse effect on Interboro.

Interboro Institute's prior problems with regulators could reoccur and adversely affect its operations.

          Prior to acquiring Interboro, TAP administrators disallowed approximately $4,800,000 of grants previously disbursed to Interboro for academic years 1989/1990 through 1991/1992. After protracted litigation, Interboro was required to repay approximately $5,850,000, including $1,050,000 of interest, to the New York State Higher Education Services Corporation. The entire amount has been fully paid. However, Funds disbursed to Interboro subsequent to academic year 1992 are still subject to audit by TAP administrators as are future disbursements. In addition, Pell administrators could suspend or disallow Pell grants.

Our chairman and other principal stockholders can act together to control our business and policies without the approval of other stockholders.

          Our officers and directors as a group, together with Tayside Trading, Ltd., DEWI Investments Limited and B&H Investments Ltd. can vote more than 50% of our common stock, before giving effect to this offering. This is sufficient to control the outcome of any stockholder vote. In addition, as a result of voting agreements our chairman has with our president and chief financial officer, our chairman has the power to direct the vote of more than 25% of the common stock. This will probably be sufficient for Dr. Buntzman to alone control the outcome of any stockholder vote.

Sales, or the expectation of sales, of substantial amounts of our common stock in this offering or otherwise could decrease our stock price.

          There will be no underwriter or coordinating broker to manage the distribution of the up to 2,640,353 shares offered and sold in this offering. Accordingly, there will be no control over the timing and amount of shares sold by selling stockholders. In addition, as of March 1, 2000, approximately 1,500,000 shares that are not included in this offering can be sold from time to time under Rule 144. Also, up to 411,000 shares will become eligible for resale publicly from time to time following exercise of options granted to our employees.

The issuance of shares by us to the selling stockholders will dilute our other stockholders.

          The 724,122 shares covered by this prospectus that underly options and warrants are issuable by us at between $2.00 and $25.00 per share, or an average of $11.29 per share. The shares issuable to The Shaar Fund would total approximately 155,000 shares, assuming the market price of our common stock was $30 upon conversion of its preferred stock. We would issue approximately 865,101 shares of our common stock upon The Shaar Fund's conversion of all of our preferred stock if the market price of our common stock was then approximately $5.375. The market price of our common stock is the only limitation on the number of shares of our common stock issuable to The Shaar Fund upon conversion of its preferred stock.

Our share price has ranged greatly since we went public and may be very volatile in the future.

          Since our public offering in February 1999, the market price of our common stock has ranged between $6.00 and $40.94.

          In the future, our share price could be affected by a number of factors, including:

          o    actual or anticipated fluctuations in our operating results;

          o changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

          o increased competition from major corporations or well-known colleges and universities;

          o    announcements of technological innovations;

          o the operating and stock price performance of other comparable companies; and

          o    general stock market or economic conditions.

          In addition, the stock market in general has experienced volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the common stock regardless of our actual operating performance.

Provisions of law and an agreement with our chief executive officer may prevent take-overs and depress the price of our shares.

          Certain provisions of Delaware law and an agreement with our chief executive officer could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. Such provisions could limit the price that investors might be willing to pay in the future for the common stock because they believe our management can defeat a take-over of our company that could be beneficial to non-management stockholders.

Our classified board limits stockholder voting for election and removal of directors.

          Our board of directors is divided into three classes. The directors in each class will be elected for three year terms when their class stands for election at a stockholders meeting. This staggering of director terms protects directors from being removed from office by anyone engaged in a proxy contest for control of the board and dilutes the ability of stockholders to influence corporate governance policies. Furthermore, a director may only be removed, with or without cause, by the holders of 66 2/3% of the shares entitled to vote at an election of directors.

Indemnification and limitation of liability of our officers and directors may insulate them from accountability to stockholders at substantial cost to us.

          Our certificate of incorporation and by-laws include provisions whereby our officers and directors are to be indemnified against liabilities to the fullest extent permissible under Delaware law. Our certificate of incorporation also limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence. In addition, we have agreed to advance the legal expenses of our officers and directors who are required to defend against claims. These provisions and agreements may have the effect of reducing the likelihood of suits against directors and officers even though such suits, if successful, might benefit us and our stockholders. Furthermore, a stockholder's investment in our company may be adversely affected if we pay the cost of settlement and damage awards against directors and officers.

Forward Looking Information

          This prospectis contains, and incorporates by reference, forward-looking statements that involve assumptions, risks and uncertainties. The words "anticipate," estimate," "expect," "will," "could," "may," "is targeting" and similar words are intended to identify forward-looking statements. EVCI's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risk factors set forth above. Should any one of these or other risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated by forward-looking statements. We undertake no obligation to update forward-looking statements.

             USE OF PROCEEDS FROM EXERCISE OF WARRANTS AND OPTIONS

          We will not realize any proceeds from the sale of the shares pursuant to this prospectus. At most, we will receive a total of $7,973,075 if all warrants and options to purchase 724,122 shares offered by this prospectus are exercised by selling stockholders who do not utilize cashless exercise provisions of their warrants and options. These proceeds will be available to us for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

          The following table sets forth the name of total number of shares of common stock owned and offered by each selling stockholder. Except as disclosed in the footnotes to the table, we know of no material relationship between any selling stockholder and us during the past three years. After the offering is complete, none of the selling stockholders will own more than one percent of our outstanding common stock, except as indicated in footnote (4) to the table.




                                               Number of Shares Beneficially         Number of Shares
Selling Stockholder                              Owned as of March 1, 2000                Offered
-------------------                              -------------------------                -------

The Shaar Fund Ltd.                                             -                         905,101(1)
DEWI Investments Limited                                  533,334                         533,334
Tayside Trading, Ltd.                                     417,705                         400,000
B&H Investments Limited                                   268,409                         268,409
Prime Charter Ltd.                                        120,000                         120,000
Arthur H. Goldberg                                        114,000(2)                      104,000(2)
Joseph Leitner                                             89,092                          89,092
First Geneve Holdings, S.A.                                59,047                          59,047
Peter Solomon Ltd.                                         50,000                          50,000
Adelphi University                                         37,500                          37,500
American International Investors                           38,000                          18,000
Bruce R. Kalisch                                           25,000                          25,000
Richard and Maureen Wiencek                                13,750                           7,500
Gerald W. Lanclos                                          10,500                           3,000
J.P. Turner & Company, LLC                                  2,580                           2,580
Estate of Jack Geddy Goldberg                               8,750                           2,500
George Sinel                                                8,750                           2,500
James Mollitor(3)                                          18,750                           2,500
Russell Lascala                                             7,000                           2,000
Alfus Financial Services, L.L.C.                          115,790(4)                        1,290
Eugene Crance                                               1,000                           1,000
Virginia A. Gamper                                          3,500                           1,000
Cynthee and Steve Karlin                                    3,500                           1,000
Ellen and Alan Rutsky                                       3,500                           1,000
John A. and Patricia A. Daly                                3,500                           1,000
Robin and Steven Levy                                       3,500                           1,000
Leonard Goldberg                                              500                             500
Andrew D. Lee                                               2,750                             500
                                                        ---------                       ---------

                                                        1,959,707                       2,640,353
                                                        =========                       =========


_________________________

(1) Includes 865,101 shares issuable between August 31, 2000 and February 3, 2003 upon conversion of our Series A 7.5% Convertible Preferred Stock, having an aggregate stated value of $4,000,000. The actual number of shares issuable is based on a percentage of the per share market price of our common stock: 87.5% prior to September 30, 2000 and 85% thereafter, subject to adjustment. More shares are included, than would currently be required to cover these conversions, in the event of a decline in the market price of our common stock. The remaining 40,000 shares underly warrants that become exercisable the earlier of February 3, 2001 or the date immediately after a period of 60 consecutive trading days during which our common stock trades above $23.50.

(2) Includes options to purchase 25,000 shares that become exercisable on March 4, 2001. Mr. Goldberg has been a consultant to us since March 1998 and has served on our board of directors since February 1999. As a consultant, he has been granted options to purchase 100,000 shares of our common stock.

(3) Joined us as vice president of operations in July 1998 and has served as our chief technical officer since December 1999.

(4) After the offering, the remaining 114,500 shares will constitute 2.6% of our outstanding common stock as of March 1, 2000. Alfus Financial Services has been a consultant to us since June 1999 after serving as a consultant to us from March 1997 to December 1998.

                              PLAN OF DISTRIBUTION

          We will receive no part of the proceeds of any sales made by the selling stockholders. We will pay all expenses of registration incurred in connection with this offering and the offering and sale of the shares, other than commissions, discounts and fees of brokers, dealers or agents.

          The selling stockholders and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under that Act.

          The selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market or on any national securities exchange on which our common stock may be listed or traded, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

          o a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

          o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

          o    privately negotiated transactions.

          In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with selling stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling stockholder.

          Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales, may pay to or receive from the purchasers of such shares commissions computed as described above.

          The selling stockholders will be subject to applicable Exchange Act rules and regulations, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by them.

          The selling stockholders may enter into hedging transactions with broker-dealers. Broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. Except as specified in the next sentence, the selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The Shaar Fund has agreed that neither it nor its affiliates nor any person acting on their behalf will sell our common stock short, or do something similar, while any of the preferred shares they bought from us remains outstanding.

          The shares covered by this prospectus that have been paid for and held for at least one year may also be sold pursuant to Rule 144 under the Securities Act of 1933.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Our certificate of incorporation and by-laws provide that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of our company or serves or served at our request as a director, officer or employee of another corporation or entity.

          We have has entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation and by-laws. These agreements, among other things, indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by us or in our right, arising out of such person's services as a director or officer of our company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. In addition, we have insurance providing indemnification for our directors and officers for certain liabilities. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                 LEGAL MATTERS

          Our counsel, Fischbein Badillo Wagner Harding, New York, New York, will issue an opinion on the legality of the shares of common stock offered by this prospectus.

                                    EXPERTS

          Our financial statements for the years ended December 31, 1999 and 1998 that are incorporated by reference in this prospectus have been so incorporated in reliance upon the report of Goldstein Golub Kessler LLP, independent auditors, given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          The following table sets forth the estimated expenses (other than underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities being registered. Except for the SEC filing fee, all expenses have been estimated and are subject to future contingencies.

              SEC registration fee................................  $19,935.72
              PCX, BSE and Nasdaq listing fees....................           *
              Legal fees and expenses.............................           *
              Blue sky fees and expenses..........................           *
              Miscellaneous.......................................           *
                                                                     -----------

                       Total                                         $
                                                                      ==========

----------------
* To be completed by amendment.

Item 15. Indemnification of Directors and Officers

          The Amended and Restated Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

          In accordance with Section 102(a)(7) of the GCL, the Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damage for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7) of the GCL.

          The Registrant also has indemnification agreements with each of its officers and directors, the form of which is filed as Exhibit 10.21, to which reference is hereby made.

Item 16. Exhibits

Exhibit No.*               Description of Exhibit
------------               ----------------------

       3.1[1]     --       Certificate of Incorporation of the Registrant.

       3.1.(a)[6] --       Certificate    of   Amendment   to   Certificate   of
                           Incorporation.

       3.2[6]     --       Amended and Restated By-Laws of the Registrant.

       3.3[1]     --       Certificate   of   Merger   of   Educational    Video
                           Conferencing,  Inc. (a New York Corporation) into the
                           Registrant (a Delaware Corporation).

       3.4[1]     --       Certificate  of  Correction  of  the  Certificate  of
                           Incorporation of the Registrant.

       3.5[10]    --       Second Amended Certificate of Designation of Series A
                           7.5% Convertible Preferred Stock of the Registrant.

       3.5(a)[11] --       Certificate   of   Correction   of   Second   Amended
                           Certificate   of   Designation   of   Series  A  7.5%
                           Convertible Preferred Stock of the Registrant.

       4.1[1]     --       Form of  Common  Stock  Purchase  Warrant  issued  to
                           investors in private placements and for services provided in connection with such private placements.

       4.2[1]     --       Tayside Common Stock Purchase Warrant.

       4.3[5]     --       Adelphi Common Stock Purchase Warrant.

       4.4[5]     --       Form of Representative's Warrant Agreement (including
                           Form of Representative's Warrant).

       4.5[5]     --       Form of Common Stock Certificate.

       4.6[5]     --       Amended and Restated 1998 Incentive Stock Option Plan
                           of the Registrant.

       4.7[9]     --       Warrant  Agreement,  dated as of  January  14,  2000,
                           between  Educational  Video  Conferencing,  Inc.  and
                           Bruce R. Kalisch.

       4.8[10]    --       Common Stock Purchase Warrant, dated as of February
                           3, 2000, issued to The Shaar Fund Ltd.

       4.8[10]    --       Form of Finders' Warrant (relating to the issuance of
                           warrants to purchase 3,870 shares of the Registrant's common stock).

       5.1        --       Opinion of Fischbein Badillo Wagner Harding.

       +10.1[3]   --       Agreement   between   the   Registrant   and  Adelphi
                           University for the Offering of Interactive  Televideo
                           Courses, dated May 13, 1997.

       +10.2[2]   --       Agreement  between the  Registrant and The College of
                           Insurance for the Offering of  Interactive  Televideo
                           Courses, dated September 16, 1997.

       +10.3[2]   --       Agreement  between the  Registrant  and Mercy College
                           for the Offering of Interactive Video Conferenced and Computer Courses, dated March 10, 1998.

       10.4[1]    --       Agreement   between  the   Registrant   and  Reliance
                           National  for the Offering of  Interactive  Televideo
                           Courses and Distance Learning Programs, dated October
                           7, 1998.

       10.5[1]    --       Agreement between the Registrant and Citibank,  dated
                           May 20, 1997.

       10.6[1]    --       Agreement   between  the   Registrant   and  American
                           International Group, dated May 21, 1997.

       10.7[1]    --       Agreement  between the  Registrant  and Merrill Lynch
                           for the Offering of Interactive Televideo Courses and Distance Learning Programs, dated June 3, 1998.

       10.7(a)[8] --       Agreement  between the  Registrant and Merrill Lynch,
                           Pierce,  Fenner & Smith Incorporated for the Offering
                           of   Interactive   Televideo   Courses  and  Distance
                           Learning Programs, dated June 30, 1999.

       10.8[5]    --       Agreement  for  Interactive   Televideo  Courses  and
                           Distance Learning Programs between the Registrant and
                           Travelers Indemnity Company, dated July 24, 1998.

       10.9[1]    --       Agreement between the Registrant and Zurich Insurance
                           Company,  U.S. Branch for the Offering of Interactive
                           Televideo Courses and Distance Learning Programs, dated August 12, 1998.

       10.11[6]   --       Lease Agreement between the Registrant and Realty Co.
                           (doing  business  as  Royal  Realty),   dated  as  of
                           December 15, 1998.

       10.12[1]   --       Employment  Agreement  between the Registrant and Dr.
                           Arol I. Buntzman, dated October 1, 1998.

       10.13[1]   --       Employment  Agreement  between the Registrant and Dr.
                           John J. McGrath, dated October 1, 1998.

       10.14[1]   --       Employment   Agreement  between  the  Registrant  and
                           Richard Goldenberg, dated October 1, 1998.

       10.15      --       Intentionally omitted.

       10.16[1]   --       Employment Agreement between the Registrant and James
                           H. Mollitor, dated October 1, 1998.

       10.17[1]   --       Consulting   Agreement  between  the  Registrant  and
                           Arthur H. Goldberg, dated March 4, 1998.

       10.18[4]   --       Consulting   Agreement  between  the  Registrant  and
                           William R. Coda, dated May 10, 1998.

       10.19      --       Intentionally omitted.

       10.20[1]   --       Chief Executive  Officer Change in Control  Agreement
                           between the Registrant and Dr. Arol I. Buntzman, dated October 1, 1998.

       10.21[1]   --       Form of Indemnification Agreement.

       10.22[5]   --       Intentionally omitted.

       10.23[4]   --       ICS  Network   Systems   Equipment   Collocation  and
                           Services Agreement, dated November 20, 1997.

       10.24[4]   --       Agreement   between   the   Registrant   and  General
                           Reinsurance   Corporation   for   the   Offering   of
                           Interactive  Televideo  Courses and Distance Learning
                           Programs, dated November 6, 1998.

       +10.25[4]  --       Agreement   between  the   Registrant  and  Manhattan
                           College  for  the  Offering  of   Interactive   Video
                           Conferenced Courses, dated November 23, 1998.

       10.26[4]   --       Comarketing  Agreements  between  AT&T Corp.  and the
                           Registrant.

       10.27[4]   --       Tariff  agreement  between  the  Registrant  and AT&T
                           Corp., dated in June 1998.

       10.28[12]  --       Agreement  between  Arol I.  Buntzman and Richard and
                           Bonnie Goldenberg, dated March 1, 2000.

       10.29[12]  --       Agreement  between  Arol  I.  Buntzman  and  John  J.
                           McGrath, dated March 1, 2000.

       10.30      --       Intentionally omitted.

       10.31[6]   --       Agreement  between the Rochester City School District
                           and the Registrant, dated December 22, 1998.

       10.32[6]   --       National    Agreement    between    Lockheed   Martin
                           Corporation  and the Registrant  dated as of February
                           17, 1999.

       +10.33[6]  --       Educational   Provider   Agreement   between   Kaplan
                           Educational  Centers,   Inc.  and  Educational  Video
                           Conferencing, Inc. dated March 23, 1999.

       10.34[7]   --       EVC and CWE  Co-Marketing  Agreement,  dated  May 21,
                           1999, between the Registrant and the Consortium for Workers Education.

       10.35[8]   --       Video  Conferencing and  Telecommunications  Services
                           Agreement, dated as of July 1, 1999, between the Board of Education of the City School District of the City of New York on behalf of Community School
                           District No. 10 and the Registrant.

       10.36[8]   --       Agreement   between  the   Registrant   and  Atlantic
                           District  Lutheran  Church  Missouri  Synod  for  the
                           Offering of Interactive Televideo Courses, dated July
                           21, 1999.

       10.37[8]   --       Letter Agreement between Excite @Home Network and the
                           Registrant, dated July 26, 1999.

       +10.38[8]  --       Agreement   between  the   Registrant  and  Concordia
                           College  for  the  Offering  of   Interactive   Video
                           Conferenced Courses, dated August 19, 1999.

       +10.39(a)[8]--      Agreement,  dated August 26, 1999,  between We Media,
                           Inc. and the Registrant.

       +10.39(b)[8]--      Agreement,  dated  September  22,  1999,  between  We
                           Media, Inc. and the Registrant.

       +10.40[8]   --      Co-Marketing  Agreement,  dated  September  1,  1999,
                           between  the  Registrant  and Bell  Atlantic  Network
                           Services, Inc.

       +10.41[8]   --      Agreement,  dated  September  1,  1999,  between  the
                           Registrant  and Touro  College  and Touro  University
                           College and Touro University International.

      +10.42[8]   --       Agreement,  between  the  Registrant  and St.  John's
                           University  for the  Offering  of  Interactive  Video
                           Conferenced   and   Internet-Based   Courses,   dated
                           September 24, 1999.

      10.43[9]    --       Stock  Purchase  Agreement,  dated as of January  14,
                           2000, among Bruce R. Kalisch, Interboro Holding, Inc.
                           and Interboro Institute, Inc.

      10.44[9]    --       Escrow Agreement, dated January 14, 2000, among Bruce
                           R.    Kalisch,    Interboro    Holding,    Inc.   and
                           Fischbein Badillo Wagner Harding.

      10.45[10]   --       Securities Purchase  Agreement,  dated as of February
                           3, 2000, between Educational Video Conferencing, Inc.
                           and The Shaar Fund Ltd.

      10.46[10]   --       Registration  Rights Agreement,  dated as of February
                           3, 2000, between Educational Video Conferencing, Inc.
                           and The Shaar Fund Ltd.

      ++10.50     --       Agreement  between  Educational  Video  Conferencing,
                           Inc. and Golden Gate  University  for the Offering of
                           Interactive video conference courses, dated March 3, 2000.

      10.51[12]   --       License and services  agreement  between  Educational
                           Video Conferencing, Inc. and Learningforce Inc. dated as of October 18, 1999.

      10.52[12]   --       Educational  Provider/Co-Marketing  Agreement between
                           Educational  Video  Conferencing,  Inc.  and Computer
                           Generated  Solutions,  Inc.  dated as of January  13,
                           2000.

      10.53[12]   --       Stock Subscription and Stockholders' Agreement, dated
                           as of  November  29,  1999  among  Educational  Video
                           Conferencing, Inc., Visiocom Worldwide, S.A., the individuals set forth in Exhibit A to such agreement, and Visiocom USA Incorporated ("VUSA"), including
                           Exhibits.

      23.1        --       Consent of Goldstein Golub Kessler LLP.

      23.2        --       Consent of Fischbein Badillo Wagner Harding (included
                           in Exhibit 5.1).

      24.1                 Power of Attorney (set forth on page II-9).

      99.1[9]     --       Press  Release  of  Educational  Video  Conferencing,
                           Inc., dated January 20, 2000.

____________________________

* Numbers inside brackets indicate documents from which exhibits have been incorporated by reference.

+ Confidential treatment has been granted with respect to the redacted portions of this exhibit.

++ Confidential treatment has been requested with respect to the redacted portions of this exhibit.

[1] Incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated October 23, 1998, registration no. 333-66085.

[2] Incorporated by reference to Amendment No. 1, dated November 12, 1998, to the Registrant's Form SB-2, Registration no. 333-66085.

[3] Incorporated by reference to Amendment No. 2, dated November 20, 1998, to the Registrant's Form SB-2, Registration No. 333-66085.

[4] Incorporated by reference to Amendment No. 3, dated December 23, 1998, to the Registrant's Form SB-2, Registration No. 333-66085.

[5] Incorporated by reference to Amendment No. 4, dated February 10, 1999, to the Registrant's Form SB-2, Registration No. 333-66085.

[6] Incorporated by reference to Registrant's Form 10-QSB, for the quarter ended March 31, 1999.

[7] Incorporated by reference to Registrant's Form 10-QSB, for the quarter ended June 30, 1999.

[8] Incorporated by reference to Registrant's Form 10-QSB for the quarter ended September 30, 1999.

[9]  Incorporated  by reference to the  Registrant's  Form 8-K dated January 14,
     2000.

[10] Incorporated  by reference to the  Registrant's  Form 8-K dated February 3,
     2000.

[11] Incorporated  by  reference to the  Registrant's  Form 8-K/A dated March 3,
     2000.

[12] Incorporated by referenced to the Registrant's Form 10-KSB for the year ended December 31, 1999.

Item 17. Undertakings

     (a)  The Registrant will:

          (1) File during any period in which selling stockholders offer or sell securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on the 6th day of April, 2000.

                                  EDUCATIONAL VIDEO CONFERENCING, INC.

                                  By:/s/ Dr. Arol I. Buntzman
                                     -------------------------------------------
                                     Dr. Arol I. Buntzman, Chairman of the Board
                                     and Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Dr. Arol I. Buntzman and John J. McGrath, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                          Title                   Date
       ---------                          -----                   ----
/s/ Dr. Arol I. Buntzman
--------------------------  Chairman of the Board and          April 6, 2000
Dr. Arol I. Buntzman        Chief Executive Officer

/s/ John J. McGrath
--------------------------  President and Director             April  6, 2000
Dr. John J. McGrath

/s/ Richard Goldenberg
--------------------------  Chief Financial Officer,           April  6, 2000
Richard Goldenberg          Secretary and Director
                            (Principal Financial
                            and Accounting Officer)
/s/ Royce N. Flippen, Jr.
-------------------------   Director                           April  6, 2000
Royce N. Flippin, Jr.

/s/ Philip M. Getter
-------------------------   Director                           April  6, 2000
Philip M. Getter


-------------------------   Director                           April     , 2000
Arthur H. Goldberg

                                  EXHIBIT INDEX


Exhibit No.*               Description of Document
------------               -----------------------

       3.1[1]     --       Certificate of Incorporation of the Registrant.

       3.1.(a)[6] --       Certificate of Amendment to Certificate of
                           Incorporation.

       3.2[6]     --       Amended and Restated By-Laws of the Registrant.

       3.3[1]     --       Certificate   of   Merger   of   Educational    Video
                           Conferencing,  Inc. (a New York Corporation) into the
                           Registrant (a Delaware Corporation).

       3.4[1]     --       Certificate  of  Correction  of  the  Certificate  of
                           Incorporation of the Registrant.

       3.5[10]    --       Second  Amended  Certificate  of  Designation  of
                           Series  A 7.5%  Convertible  Preferred  Stock  of the
                           Registrant.

       3.5(a)[11] --       Certificate   of   Correction   of   Second   Amended
                           Certificate   of   Designation   of   Series  A  7.5%
                           Convertible Preferred Stock of the Registrant.

       4.1[1]     --       Form  of  Common  Stock  Purchase  Warrant  issued to
                           investors in private placements and for services provided in connection with such private placements.

       4.2[1]     --       Tayside Common Stock Purchase Warrant.

       4.3[5]     --       Adelphi Common Stock Purchase Warrant.

       4.4[5]     --       Form of Representative's Warrant Agreement (including
                           Form of Representative's Warrant).

       4.5[5]     --       Form of Common Stock Certificate.

       4.6[5]     --       Amended and Restated 1998  Incentive  Stock Option
                           Plan of the Registrant.

       4.7[9]     --       Warrant  Agreement,  dated as of  January  14,  2000,
                           between  Educational  Video  Conferencing,  Inc.  and
                           Bruce R. Kalisch.

       4.8[10]    --       Common Stock Purchase  Warrant,  dated as of February
                           3, 2000, issued to The Shaar Fund Ltd.

       4.8[10]    --       Form of Finders' Warrant (relating to the issuance of
                           warrants to purchase 3,870 shares of the Registrant's common stock).

       5.1        --       Opinion of Fischbein Badillo Wagner Harding.

       +10.1[3]   --       Agreement   between   the   Registrant   and  Adelphi
                           University for the Offering of Interactive  Televideo
                           Courses, dated May 13, 1997.

       +10.2[2]   --       Agreement  between the  Registrant and The College of
                           Insurance for the Offering of  Interactive  Televideo
                           Courses, dated September 16, 1997.

       +10.3[2]   --       Agreement  between the  Registrant  and Mercy College
                           for the Offering of Interactive Video Conferenced and Computer Courses, dated March 10, 1998.

       10.4[1]    --       Agreement   between  the   Registrant   and  Reliance
                           National  for the Offering of  Interactive  Televideo
                           Courses and Distance Learning Programs, dated October
                           7, 1998.

       10.5[1]    --       Agreement between the Registrant and Citibank,  dated
                           May 20, 1997.

       10.6[1]    --       Agreement   between  the   Registrant   and  American
                           International Group, dated May 21, 1997.

       10.7[1]    --       Agreement  between the  Registrant  and Merrill Lynch
                           for the Offering of Interactive Televideo Courses and Distance Learning Programs, dated June 3, 1998.

       10.7(a)[8] --       Agreement  between the  Registrant and Merrill Lynch,
                           Pierce,  Fenner & Smith Incorporated for the Offering
                           of   Interactive   Televideo   Courses  and  Distance
                           Learning Programs, dated June 30, 1999.

       10.8[5]    --       Agreement  for  Interactive   Televideo  Courses  and
                           Distance Learning Programs between the Registrant and
                           Travelers Indemnity Company, dated July 24, 1998.

       10.9[1]    --       Agreement between the Registrant and Zurich Insurance
                           Company,  U.S. Branch for the Offering of Interactive
                           Televideo Courses and Distance Learning Programs, dated August 12, 1998.

       10.11[6]   --       Lease Agreement between the Registrant and Realty Co.
                           (doing  business  as  Royal  Realty),   dated  as  of
                           December 15, 1998.

       10.12[1]   --      Employment  Agreement  between the Registrant and Dr.
                           Arol I. Buntzman, dated October 1, 1998.

      10.13[1]     --      Employment  Agreement  between the Registrant and Dr.
                           John J. McGrath, dated October 1, 1998.

      10.14[1]     --      Employment   Agreement  between  the  Registrant  and
                           Richard Goldenberg, dated October 1, 1998.

      10.15        --      Intentionally omitted.

      10.16[1]     --      Employment Agreement between the Registrant and James
                           H. Mollitor, dated October 1, 1998.

      10.17[1]     --      Consulting   Agreement  between  the  Registrant  and
                           Arthur H. Goldberg, dated March 4, 1998.

      10.18[4]     --      Consulting   Agreement  between  the  Registrant  and
                           William R. Coda, dated May 10, 1998.

      10.19        --      Intentionally omitted.

      10.20[1]     --      Chief Executive Officer Change in Control
                           Agreement  between  the  Registrant  and Dr.  Arol I.
                           Buntzman, dated October 1, 1998.

      10.21[1]     --      Form of Indemnification Agreement.

      10.22[5]     --      Intentionally omitted.

      10.23[4]     --      ICS  Network   Systems   Equipment   Collocation  and
                           Services Agreement, dated November 20, 1997.

      10.24[4]    --       Agreement   between   the   Registrant   and  General
                           Reinsurance   Corporation   for   the   Offering   of
                           Interactive  Televideo  Courses and Distance Learning
                           Programs, dated November 6, 1998.

      +10.25[4]   --       Agreement   between  the   Registrant  and  Manhattan
                           College  for  the  Offering  of   Interactive   Video
                           Conferenced Courses, dated November 23, 1998.

      10.26[4]    --       Co-marketing  Agreements  between  AT&T Corp. and the
                           Registrant.

      10.27[4]    --       Tariff  agreement  between  the  Registrant  and AT&T
                           Corp., dated in June 1998.

      10.28[12]   --       Agreement  between  Arol I.  Buntzman and Richard and
                           Bonnie Goldenberg, dated March 1, 2000.

      10.29[12]   --       Agreement  between  Arol  I.  Buntzman  and  John  J.
                           McGrath, dated March 1, 2000.

      10.30       --       Intentionally omitted.

      10.31[6]    --       Agreement  between the Rochester City School District
                           and the Registrant, dated December 22, 1998.

      10.32[6]    --       National    Agreement    between    Lockheed   Martin
                           Corporation  and the Registrant  dated as of February
                           17, 1999.

      +10.33[6]   --       Educational   Provider   Agreement   between   Kaplan
                           Educational  Centers, Inc.  and   Educational   Video
                           Conferencing, Inc. dated March 23, 1999.

      10.34[7]    --       EVC and CWE  Co-Marketing  Agreement,  dated  May 21,
                           1999, between the Registrant and the Consortium for Workers Education.

      10.35[8]    --       Video  Conferencing and  Telecommunications  Services
                           Agreement, dated as of July 1, 1999, between the Board of Education of the City School District of the City of New York on behalf of Community School
                           District No. 10 and the Registrant.

      10.36[8]    --       Agreement   between  the   Registrant   and  Atlantic
                           District  Lutheran  Church  Missouri  Synod  for  the
                           Offering of Interactive Televideo Courses, dated July
                           21, 1999.

      10.37[8]    --       Letter Agreement between Excite @Home Network and the
                           Registrant, dated July 26, 1999.

      +10.38[8]   --       Agreement   between  the   Registrant  and  Concordia
                           College  for  the  Offering  of   Interactive   Video
                           Conferenced Courses, dated August 19, 1999.

      +10.39(a)[8]--       Agreement,  dated August 26, 1999,  between We Media,
                           Inc. and the Registrant.

      +10.39(b)[8]--       Agreement,  dated  September  22,  1999,  between  We
                           Media, Inc. and the Registrant.

      +10.40[8]   --       Co-Marketing  Agreement,  dated September 1, 1999,
                           between  the  Registrant  and Bell  Atlantic  Network
                           Services, Inc.

      +10.41[8]   --       Agreement,  dated  September  1,  1999,  between  the
                           Registrant  and Touro  College  and Touro  University
                           College and Touro University International.

      +10.42[8]   --       Agreement,  between  the  Registrant  and St.  John's
                           University  for the  Offering  of  Interactive  Video
                           Conferenced   and   Internet-Based   Courses,   dated
                           September 24, 1999.

      10.43[9]    --       Stock  Purchase  Agreement,  dated as of January  14,
                           2000, among Bruce R. Kalisch, Interboro Holding, Inc.
                           and Interboro Institute, Inc.

      10.44[9]    --       Escrow Agreement, dated January 14, 2000, among Bruce
                           R.    Kalisch,    Interboro    Holding,    Inc.   and
                           Fischbein Badillo Wagner Harding.

      10.45[10]   --       Securities Purchase  Agreement,  dated as of February
                           3, 2000, between Educational Video Conferencing, Inc.
                           and The Shaar Fund Ltd.

      10.46[10]   --       Registration  Rights Agreement,  dated as of February
                           3, 2000, between Educational Video Conferencing, Inc.
                           and The Shaar Fund Ltd.

      ++10.50     --       Agreement  between  Educational  Video  Conferencing,
                           Inc. and Golden Gate  University  for the Offering of
                           Interactive video conference courses, dated March 3, 2000.

      10.51[12]   --       License and services  agreement  between  Educational
                           Video Conferencing, Inc. and Learningforce Inc. dated as of October 18, 1999.

      10.52[12]   --       Educational  Provider/Co-Marketing  Agreement between
                           Educational  Video  Conferencing,  Inc.  and Computer
                           Generated  Solutions,  Inc.  dated as of January  13,
                           2000.

      10.53[12]   --       Stock Subscription and Stockholders' Agreement, dated
                           as of  November  29,  1999  among  Educational  Video
                           Conferencing, Inc., Visiocom Worldwide, S.A., the individuals set forth in Exhibit A to such agreement, and Visiocom USA Incorporated ("VUSA"), including
                           Exhibits.

      23.1        --       Consent of Goldstein Golub Kessler LLP.

      23.2        --       Consent of Fischbein Badillo Wagner Harding (included
                           in Exhibit 5.1).

      24.1                 Power of Attorney (set forth on page II-9).

      99.1[9]     --       Press Release of Educational  Video  Conferencing,
                           Inc., dated January 20, 2000.

* Numbers inside brackets indicate documents from which exhibits have been incorporated by reference.

+ Confidential treatment has been granted with respect to the redacted portions of this exhibit.

++ Confidential treatment has been requested with respect to the redacted portions of this exhibit.

[1] Incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated October 23, 1998, registration no. 333-66085.

[2] Incorporated by reference to Amendment No. 1, dated November 12, 1998, to the Registrant's Form SB-2, Registration no. 333-66085.

[3] Incorporated by reference to Amendment No. 2, dated November 20, 1998, to the Registrant's Form SB-2, Registration No. 333-66085.

[4] Incorporated by reference to Amendment No. 3, dated December 23, 1998, to the Registrant's Form SB-2, Registration No. 333-66085.

[5] Incorporated by reference to Amendment No. 4, dated February 10, 1999, to the Registrant's Form SB-2, Registration No. 333-66085.

[6] Incorporated by reference to Registrant's Form 10-QSB, for the quarter ended March 31, 1999.

[7] Incorporated by reference to Registrant's Form 10-QSB, for the quarter ended June 30, 1999.

[8] Incorporated by reference to Registrant's Form 10-QSB for the quarter ended September 30, 1999.

[9]  Incorporated  by reference to the  Registrant's  Form 8-K dated January 14,
     2000.

[10] Incorporated  by reference to the  Registrant's  Form 8-K dated February 3,
     2000.

[11] Incorporated  by  reference to the  Registrant's  Form 8-K/A dated March 3,
     2000.

[12] Incorporated by referenced to the Registrant's Form 10-KSB for the year ended December 31, 1999.